EXHIBIT 5.1

                [LETTERHEAD OF FIRST OAK BROOK BANCSHARES, INC.]

May 14, 2004

First Oak Brook Bancshares, Inc.
1400 Sixteenth Street
Oak Brook, Illinois 60523

Ladies and Gentlemen:

         I am Acting General Counsel and Secretary of First Oak Brook Bancshares, Inc., a Delaware corporation (the "Company"). This opinion is being furnished in my capacity as Acting General Counsel of the Company in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 250,000 shares of common stock, $2.00 par value per share (the "Shares"), and the related preferred stock purchase rights (the "Rights," and collectively with the Shares, the "Securities"), of the Company. A Registration Statement on Form S-8 (the "Registration Statement") is being filed under the Securities Act herewith to register the Securities which will be granted to eligible employees of the Company and participating subsidiaries pursuant to the First Oak Brook Bancshares, Inc. Incentive Compensation Plan (the "Plan").

         As Acting General Counsel, I am familiar with the preparation of the Registration Statement, and have examined such documents, records and other instruments of the Company as in my judgment are necessary or appropriate for the purposes of this opinion, including:

         (i) the Plan;

         (ii) the Registration Statement including the exhibits thereto;

         (iii) the Restated Certificate of Incorporation of the Company; and

         (iv) the Amended and Restated By-Laws of the Company.

         My opinion assumes that:

         (a) The pertinent provisions of such blue sky and securities laws as may be applicable have been complied with; and

         (b) The Shares are issued in accordance with the terms of the Plan and any shares of Series A Preferred Stock issued upon the exercise of the Rights are issued in accordance with the Registrant's Restated Certificate of Incorporation and Shareholder Rights Plan.

         Based upon and subject to the foregoing, I am of the opinion that the Shares, or any portion thereof, to the extent such Shares represent original issuance by the Registrant, when issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Securities Act, will be duly authorized, validly issued, fully paid and non-assessable.


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         I hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. In giving this consent, I do not admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Lorenzo Pate

                                            Lorenzo Pate
                                            Acting General Counsel and Secretary
                                            First Oak Brook Bancshares, Inc.